                                                                   EXHIBIT 10.42

                                ROAMING AGREEMENT

        This Agreement is entered into as of __________, 1999 by and between Western Wireless Corporation, a Washington corporation ("WWC"), and VoiceStream Wireless Corporation, a Washington corporation ("VoiceStream").

        WHEREAS, WWC and VoiceStream are parties to that certain Roaming Agreement, dated as of February 17, 1998 (the "February Roaming Agreement"), setting forth, among other things, certain agreements regarding the rates upon which each of WWC and VoiceStream provide roaming services to the other;

        WHEREAS, in connection with the February Roaming Agreement, WWC and VoiceStream have entered into that certain Intercarrier Roamer Service Agreement dated as of _______, 1998 (the "February Roamer Service Agreement"), setting forth, among other things, the terms upon which each of WWC and VoiceStream provide roaming services to the other;

        WHEREAS, WWC and VoiceStream are parties to that certain Agreement and Plan of Distribution, dated as of ________, 1999, pursuant to which, among other things, WWC has agreed, upon the terms and conditions set forth therein, to distribute the shares of VoiceStream's Common Stock, no par value (the "Common Stock"), owned by it, which shares represent 80.1% of the Common Stock, to WWC's shareholders, on the basis of one share of Common Stock for each one share of WWC's outstanding common stock (the "Spin-Off");

        WHEREAS, as of the effective date of the Spin-Off (the "Spin-Off Effective Date"), VoiceStream and WWC desire to (i) terminate the February Roaming Agreement and the February Roamer Service Agreement; and (ii) enter into a new arrangement to provide roaming services to one another at the rates and upon the terms hereinafter provided; and

        WHEREAS, WWC and VoiceStream anticipate entering into a new Intercarrier Roamer Service Agreement (the "Standard Agreement"), in connection with this Agreement, a copy of which is attached hereto as Schedule A.

        NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

        1. This Agreement shall become effective on the Spin-Off Effective Date. If the Spin- Off Effective Date does not occur on or before December 31, 1999, (a) this Agreement shall terminate and be of no further force and effect whatsoever, and (b) each of the February Roaming Agreement and the February Roamer Service Agreement shall remain in full force and effect.

        2. WWC and VoiceStream hereby agree that each of the February Roaming Agreement and the February Roamer Service Agreement shall be terminated as of the Spin-Off Effective Date and thereafter shall be of no further force and effect.

        3. Each of WWC and VoiceStream agrees, on behalf of itself and its Subsidiaries, that each will provide roaming on its system to the other at a rate per minute for local service and an additional rate per minute for long-distance service as the Board of Directors of each of WWC and VoiceStream have mutually agreed prior to the date hereof.

        4. WWC further agrees, on behalf of itself and its Subsidiaries, if within the control of WWC, to use its reasonable best efforts to provide roaming technology for the benefit of VoiceStream customers where necessary.

        5. Each of WWC and VoiceStream agrees, on behalf of itself and its Subsidiaries, that all roaming agreements between them shall be modified by mutual consent to reflect industry technological changes applicable to PCS to AMPS roaming and vice versa.

        6. Arbitration. Any and all disputes, controversies or claims (each a "Dispute") between the parties relating to the interpretation or enforcement or performance of this Agreement shall be resolved by binding arbitration by American Arbitration Association ("AAA") in accordance with its rules, subject to the following provisions:

        (a) There shall be three arbitrators (the "Arbitrators"). Each party shall appoint one arbitrator within 30 days after giving or receiving notice of the submission of a Dispute to arbitration. The two arbitrators appointed by the parties shall appoint the third arbitrator. If a party does not appoint an arbitrator within such designated period, or if the two appointed arbitrators fail to appoint a third arbitrator within 30 days after their appointment, the relevant appointment shall be made by the president of the AAA.

        (b) The expenses of the arbitration shall be borne equally by WWC and VoiceStream, and each party shall bear its own legal fees and expenses; provided, however, that the Arbitrators shall have discretion to require that one party pay all or a portion of the expenses of arbitration or the other party's legal fees and expenses in connection with any particular arbitration.

        (c) The Arbitrators shall determine whether and to what extent any party shall be entitled to damages or equitable relief. No party shall be entitled to punitive damages or consequential damages or shall be required to post a bond in connection with equitable relief.

        (d) The Arbitrators shall not have the power to add to nor modify any of the terms or conditions of this Agreement. The Arbitrators' decision shall not go beyond what is necessary for the interpretation and application of the provisions of this Agreement in respect of the issue before the Arbitrators. The Arbitrators' decision and award or permitted remedy, if any, shall be based upon the issue as drafted and submitted by the respective parties and the relevant and competent evidence adduced at the hearing(s).

        (e) The Arbitrators shall have the authority to award any remedy or relief provided for in this Agreement, in addition to any other remedy or relief (including provisional remedies and relief) that a court of competent jurisdiction could order or grant (but subject to the remedial limitations elsewhere set forth in this Agreement, including, but without limitation, the aforesaid prohibition against punitive and consequential damages). The Arbitrators written decision shall be rendered within sixty (60) days of the hearing. The decision reached by the Arbitrators shall be final and binding upon the parties as to the matter in dispute. To the extent that the relief or remedy granted by the Arbitrators is relief or remedy on which a court could enter judgement, a judgement upon the award rendered by the Arbitrators may be entered in any court having jurisdiction thereof (unless in the case of an award of damages, the full amount of the award is paid within ten (10) days of its determination by the Arbitrators). Otherwise, the award shall be binding on the parties in connection with their continuing performance of this Agreement and in any subsequent arbitral or judicial proceeding between the parties.

        (f) The arbitration shall take place in New York, New York unless otherwise agreed by the parties.

        (g) The arbitration proceeding and all filing, testimony, documents and information relating to or presented during the arbitration proceeding shall be disclosed exclusively for the purpose of facilitating the arbitration process and for no other purpose.

        (h) The parties shall continue performing their respective obligations under this Agreement notwithstanding the existence of a Dispute while the Dispute is being resolved unless and until such obligations are terminated, expire or are suspended in accordance with the provisions hereof.

        (i) The Arbitrators may, in their sole discretion, order a pre-hearing exchange of information including production of documents, exchange of summaries of testimony or exchange of statements of position, and shall schedule promptly all discovery and other procedural steps and otherwise assume case management initiative and control to effect an efficient and expeditious resolution of the Dispute. At any oral hearing of evidence in connection with an arbitration proceeding, each party and its counsel shall have the right to examine its witnesses and to cross- examine the witnesses of the other party. No testimony of any witness shall be presented in written form unless the opposing party or parties shall have the opportunity to cross-examine such witness, except as the parties otherwise agree in writing.

        (j) Notwithstanding the dispute resolution procedures contained in this Section 6 either party may apply to any court having jurisdiction (a) to enforce this Agreement to arbitrate, (b) to seek provisional injunctive relief so as to maintain the status quo until the arbitration award is rendered or the Dispute is otherwise resolved, or (c) to challenge or vacate any final judgment, award or decision of the Arbitrators that does not comport with the express provisions of this Section 6.

        7. Notices. All notices, claims or other communications hereunder shall be in writing and shall be given by delivery in person, by facsimile transmission, by registered or certified mail (return receipt requested), postage prepaid or overnight carrier guaranteeing next day delivery:

                (a)     to VoiceStream:

                        3650 131 Avenue SE
                        Bellevue, Washington 98006
                        U.S.A.
                        Attention: General Counsel
                        Tel: (425) 586-8014
                        Fax: (425) 586-8080

                        with a copy to:

                        Alan R. Bender, Esq.
                        3650 131 Avenue SE
                        Bellevue, Washington 98006
                        U.S.A.
                        Tel: (425) 586-8014
                        Fax: (425) 586-8080

                        and:

                        Friedman Kaplan & Seiler LLP
                        875 Third Avenue
                        New York, New York 10022-6225
                        Attention:  Barry A. Adelman, Esq.
                        Telephone:  (212) 833-1107
                        Facsimile: (212)-355-6401

                (b)     to WWC:

                        3650 131 Avenue SE
                        Bellevue, Washington 98006
                        U.S.A.
                        Attention: General Counsel
                        Tel: (425) 586-8014
                        Fax: (425) 586-8080
                        with a copy to:

                        Alan R. Bender, Esq.
                        3650 131 Avenue SE
                        Bellevue, Washington 98006
                        U.S.A.
                        Tel: (425) 586-8014
                        Fax: (425) 586-8080

                        and:

                        Friedman Kaplan & Seiler LLP
                        875 Third Avenue
                        New York, New York 10022-6225
                        Attention:  Barry A. Adelman, Esq.
                        Telephone:  (212) 833-1107
                        Facsimile: (212)-355-6401

or to such other address as any party may from time to time furnish to the other by a notice given in accordance with the provisions of this Section 7. All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; when receipt confirmed, if sent by facsimile; and the next business day after timely delivery to the courier, if sent by an overnight air courier service guaranteeing next day delivery.

        8. Termination. WWC and VoiceStream agree that notwithstanding any terms to the contrary in the Standard Agreement or any other related agreement, this Agreement shall terminate upon the earliest to occur of any of the following events:

                (a)     the mutual written agreement of the parties;

                (b) upon notice by WWC to VoiceStream, in the event that VoiceStream or any of its Subsidiaries provides or resells, or acts as the agent for any other entity offering or reselling, wireless telephony services in any portion of the geographic area in which WWC or any of its Subsidiaries provides wireless telephony services other than (i) any such geographic area in which VoiceStream or any of its Subsidiaries provides such services on the Spin-Off Effective Date, or (ii) any such geographic area which is mutually agreed to by the parties after the Spin-Off Effective Date;

                (c) upon notice by VoiceStream to WWC, in the event that WWC or any of its Subsidiaries provides or resells, or acts as the agent for any other entity offering or reselling, wireless telephony services in any portion of the geographic area in which VoiceStream or any of its Subsidiaries provides wireless telephony services other than (i) any such geographic area in which WWC or any of its Subsidiaries provides such services on the Spin-Off Effective Date, or (ii) any such geographic area which is mutually agreed to by the parties after the Spin-Off Effective Date; or

                (d) upon six (6) months notice by either of WWC or VoiceStream to the other, in the event of a Change of Control (as defined below).

        For purposes of this Section 8, (a) a "Change of Control" means (i) directly or indirectly a sale, transfer, or other conveyance of all or substantially all of the assets of VoiceStream or WWC, as the case may be, on a consolidated basis, to any "person" (as such term is used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not applicable), excluding transfers or conveyances to or among VoiceStream's Subsidiaries or WWC's Subsidiaries, respectively, as an entirety or substantially as an entirety in one transaction or series of related transactions, in each case with the effect that a Person owns more than 50% of the aggregate number of votes of all classes of capital stock of VoiceStream or WWC, respectively, which ordinarily have voting power for the election of directors VoiceStream or WWC, respectively, immediately after such transaction; (ii) any "person" (as such term is used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), is or becomes the "beneficial owner" (as that term is used in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a Person shall be deemed to have "beneficial ownership" of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the aggregate number of votes of all classes of capital stock of VoiceStream or WWC, as the case may be, which ordinarily have voting power for the election of directors of VoiceStream or WWC, respectively; (iii) any "person" (as such term is used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) shall have the right or ability (whether by agreement, proxies, ownership of shares or otherwise) to elect a majority of the Board of Directors of VoiceStream or WWC, as the case may be; or (iv) there ceasing to be any Person who serves on the Board of Directors of both WWC and VoiceStream; and (b) a "Person" means an individual, partnership, joint-stock company, corporation, trust or unincorporated organization, limited liability, company, or a government or agency or political subdivision thereof or any other entity.

        9. For purposes of this Agreement, a "Subsidiary" of any party hereto shall mean any other entity as to which such party, directly or indirectly, owns more than 50% of the outstanding voting power.

        10. Applicable Law. The validity of this Agreement, its construction, interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by and construed in accordance with the internal laws of the State of Washington.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on their behalf by their officers thereunto duly authorized as of the day and year first above written.


WESTERN WIRELESS CORPORATION            VOICESTREAM WIRELESS CORPORATION

By: /S/ Alan R. Bender                  By: /S/ John W. Stanton
   --------------------------------        -------------------------------------

Name: Alan R. Bender                    Name: John W. Stanton
     ------------------------------          -----------------------------------

Its: Senior Vice President              Its: Chief Executive Officer
    -------------------------------         ------------------------------------